SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2022

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET INDIANAPOLIS, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 317. 636.1600

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, $0.0001 par value	SPG	New York Stock Exchange
8⅜% Series J Cumulative Redeemable Preferred Stock, $0.0001 par value	SPGJ	New York Stock Exchange

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In recognition of the extraordinary efforts of 23 officers and employees of Simon Property Group, Inc. (“the Company”), including its named executive officers, which contributed to the Company’s successful investment in Authentic Brands Group, LLC, on February 3, 2022, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company, unanimously approved, and acting on the recommendation of the Committee, at a meeting of the independent directors held on February 10, 2022, the independent directors in attendance unanimously approved cash payments to the Company’s named executive officers in the following amounts: David Simon - Chairman of the Board, Chief Executive Officer, and President, $24,250,000; Steven E. Fivel - General Counsel and Secretary, $6,000,000; John Rulli - Chief Administrative Officer, $1,500,000; Brian J. McDade - Executive Vice President, Chief Financial Officer, and Treasurer, $3,000,000; and Alexander L.W. Snyder - Assistant General Counsel and Assistant Secretary, $1,000,000. Such payments will be made promptly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 14, 2022

SIMON PROPERTY GROUP, INC.

By:	/s/ STEVEN E. FIVEL
Steven E. Fivel, Secretary and General Counsel